                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 SCHEDULE 14C
                             Information Statement

       Pursuant to Section 14(c) of the Securities Exchange Act of 1934


Check the appropriate box:

|X| Preliminary information statement

|_| Confidential, for use of the Commission Only ((as permitted by Rule
    14a-6(e)(2))

|_| Definitive information statement


                             WAVE POWER.NET, INC.
               (Name of Registrant as Specified in its Charter)


Payment of Filing Fee (Check the appropriate box):

|X| No fee required.

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies: Not applicable

(2) Aggregate number of securities to which transaction applies: Not applicable

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): Not applicable

(4) Proposed maximum aggregate value of transaction: Not applicable

(5) Total fee paid: Not applicable

|_| Fee paid previously with preliminary materials: Not applicable

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid: Not applicable (2) Form Schedule or Registration Statement No.: Not applicable (3) Filing Party: Not applicable (4) Date Filed:
Not applicable

                             WAVE POWER.NET, INC.

        NOTICE OF PROPOSED ACTION BY WRITTEN CONSENT OF SHAREHOLDERS

Dated as of June 11, 2002

To the Stockholders of WAVE POWER.NET, INC.:

     Brian Fisher (the "Majority Shareholder") is the holder of a total of 12,300,000 shares or approximately 69% of the 17,780,000 issued and outstanding stock of Wave Power.Net, Inc., a Delaware corporation (the "Company" or "Wave Power"). The Majority Shareholder intends to adopt the following resolutions of the Board of Directors by written consent in lieu of a special meeting pursuant to General Corporation Law of the State of Delaware.

     1. To vote in favor or entering into an Agreement and Plan of Reorganization with Via-Tek Inc., a Delaware corporation; and

     2. To amend Wave Power's Articles of Incorporation in order to change its name from "Wave Power.Net, Inc." to "Power Source, Inc., or Power Tek, Inc."; and

     3. To authorize a reverse split of the outstanding common stock of Wave Power so that, after the effective date of the reverse split, there will be one (1) share of common stock outstanding for every five (5) shares of common stock outstanding prior to the effective date of the reverse stock split.

     Wave Power will amend its Articles of Incorporation and file the Certificate of Reverse Split with the Secretary of State of Delaware reflecting the reverse split to be effective 21 calendar days after the mailing of this Information Statement or as soon thereafter as practicable.

     The Board of Directors of Wave Power believes that the proposals are in the best interest of Wave Power and Wave Power's stockholders and recommends their adoption.

By order of the Board of Directors dated June 21, 2002.


_________________________
Brian Fisher, Director

_________________________
Dominic Martinez, Director

_________________________
Dan Motsinger, Director

          WE ARE NOT ASKING YOU FOR A CONSENT OR A PROXY AND YOU ARE
                       REQUESTED NOT TO SEND US A PROXY

                             WAVE POWER.NET, INC.
                        1004 Depot Hill Road, Suite 1E
                          Broomfield, Colorado 80020

                                 June 11, 2002

              PROPOSED ACTION BY WRITTEN CONSENT OF SHAREHOLDERS


     This information statement is being furnished to the holders of common stock, par value $0.001 per share, of Wave Power.Net, Inc. in connection with and pursuant to an Agreement and Plan of Reorganization entered into on April 25, 2002 between Wave Power and Via-Tek, Inc.("Via-Tek"), a Delaware corporation, the terms of which are set forth below herein.

     Our Board of Directors believes the acquisition of Via-Tek is in the best interest of the Company and its shareholders. The Agreement has the unanimous support of our Board of Directors, and our controlling shareholders have consented in writing to the asset sale and adopted the asset purchase agreement. This action by our controlling shareholders is sufficient to ensure that a majority of our shareholders adopt the asset purchase agreement and approve the asset sale without the vote of any other shareholder. Accordingly, your approval is not required and is not being sought.

     On or before June 30, 2002, the Majority Shareholders submitted their written consent to approve and adopt the Board of Directors' resolution described in this Information Statement. As of May 31, 2002, the Majority Shareholders will hold, of record, 12,300,000 shares of Wave Power's common stock, par value $0.001 per share, or approximately 69% of the 17,780,000 issued and outstanding common stock of Wave Power.

     Approximately 140 other shareholders hold the remaining outstanding shares of common stock. The Majority Shareholders consists of Brian Fisher, who is the President and a Director of Wave Power. The Company believes that an additional 3,278,700 shares that intend to vote in favor of adopting the proposed resolutions.

     The affirmative vote of the holders of a majority of the outstanding common stock of Wave Power is required to adopt the resolution described in this Information Statement. Delaware law does not require that the proposed action be approved by a majority of the disinterested shareholders or provide for the rights of appraisal. Holders of the common stock of record as of May 31, 2002 ("Record Date") are entitled to submit their consent to the Board of Directors resolution described in this Information Statement, although no shareholder consents are required or requested to be submitted, other than that of the Majority Shareholders, in order for the resolution to be adopted. Wave Power is not soliciting consents or proxies and shareholders have no obligation to submit either of them. Whether or not shareholders submit consents will not affect their rights as shareholders regarding the proposed shareholder action by written consent that approves the resolution of the Board of Directors being adopted. Other shareholders, who desire to submit their consents must do so by July 11, 2002, in writing to Wave Power's corporate office, attention: Secretary of the Corporation. Once submitted, said consents will be irrevocable. A total of 17,780,000 outstanding shares of common stock, as of the Record Date will be entitled to vote on Wave Power's proposed action described in this Information Statement.

     This information statement is dated June 11, 2002 and is first being mailed to our shareholders on or about June 20, 2002.
Wave Power has its executive offices at 1004 Depot Hill Road, Suite 1E, Broomfield, Colorado 80020. Telephone: 303-404-9905; Facsimile: 303-404-9908.


PROPOSED ACTION BY WRITTEN CONSENT OF SHAREHOLDERS


     Wave Power and Via-Tek desire to effect a Type B reorganization under
Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended, on the terms and conditions set forth below, whereby the Wave Power will acquire all of the issued and outstanding shares of Via-Tek common stock by issuing solely in exchange therefore to Via-Tek shareholders, shares of the Wave Power's Common Capital Stock (the "Wave Power Stock").

I. BASIC TRANSACTION.

1.1 Plan of Reorganization. Subject to the terms and conditions of the Agreement and pursuant to Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended, the parties to this Agreement shall effect a Type B reorganization (the "Reorganization") whereby all of the outstanding shares of Via-Tek' common stock will be exchanged for 18,000,000 post reverse split shares of Via-Tek's Common Stock. The Reorganization shall take place on the Closing Date (hereinafter defined in Section 1.2 of this Agreement) and shall be accomplished in accordance with Article V below.

1.2 Closing. The closing of the Reorganization and exchange contemplated and provided for in this Agreement (the "Closing") shall take at a time and place to be mutually agreed upon by the parties on the third business day following the satisfaction or waiver or all conditions to the obligations of the parties to consummate the subject reorganization and exchange (other than the conditions with respect to actions the respective parties will take at the Closing itself) or such other date as the parties may mutually determine (the "Closing Date"). It is the parties intention to close this transaction as soon as practicable, however, the Closing Date shall occur no later than July 15, 2002, absent regulatory delays or breach.

1.3 Terms of Exchange. On the Closing Date Wave Power shall:

a. Issue ratably and cause to be delivered to the Via-Tek' shareholders certificates or rights representing 90,000,000 pre-split shares or its equivalent post reverse split shares of Wave Power's Common Capital Stock, in consideration for the transfer to Wave Power by the Via-Tek' shareholders of all the common shares of the capital stock of Via-Tek issued and outstanding as of the Closing Date. No other shares of any preference or type of Via-Tek shares are outstanding on the date of this Agreement or shall be outstanding on the Closing Date; and

b. The parties agree that a 5:1 reverse split of the shares of Wave Power shall occur on or after the closing inasmuch as Wave Power has only 75,000,000 shares authorized and pursuant to the Agreement of the Parties, Via-Tek' shareholders are to receive the equivalent of 90,000,000 pre-reverse split common shares which cannot be accomplished without shareholders approval of a reverse split. There are no preferred shares of Wave Power's stock currently issued or outstanding. Fractional shares resulting from the reverse split will be rounded up to whole shares.

c. The Via-Tek' shareholders shall, in consideration for their receipt of the shares of Wave Power's Common Capital Stock, transfer and deliver to Wave Power certificates representing all of the issued and outstanding shares of Via-Tek' common stock owned by them. Wave Power shall receive good and marketable title to all of Via-Tek' issued and outstanding common stock free and clear of all liens, mortgages, pledges, claims or other rights or encumbrances whatever, whether disclosed or undisclosed.

d. Though the parties intend to initiate certain processes to effectuate the resolutions proposed herein prior to Closing, it is the expectation of the parties herein that the adoption of the foregoing resolutions will become effective no later than July 11, 2002.

e. The exchange is completed in escrow with counsel for both parties and will close upon the final vote of shareholders.

     The Board of Directors of Wave Power has voted unanimously to approve and adopt each of the resolutions as set forth herein. The Board of Directors has determined that the each of these resolutions is in the best interests of Wave Power and is equitable to all shareholders.

GENERAL INFORMATION:

     Wave Power's Common Stock is quoted and traded on the Over The Counter Bulletin Board, (OTC -BB, under the trading symbol "WPDN.") general economic conditions in the U.S. has caused stock values in the securities market to decline, which has resulted in a significant reduction in the trading price per share of Wave Power's stock. This decline in the market price of our stock has an effect on our ability to raise capital and execute acquisitions. Further, Wave Power has been unable to obtain financing to implement its tire recycling business plan. Wave Power's Board of Directors has considered the impact that these factors have had on Wave Power and has determined that, among other strategies to be implemented, that adopting the resolutions as set forth herein are in the best interest of Wave Power and Via-Tek's shareholders.

MANAGEMENT OF VIA-TEK:

     In connection with the transaction all of present officers and directors of Wave Power shall resign and after the consummation of the merger, the following individuals shall serve in the capacities set forth below:

Name                    Title
-----                   ------

Brian Cooper            President, and Director
Thomas Bergman          Vice President, Director & Secretary
Dan Motsinger           Director


     The following are the members of Via-Tek management team and their formal/experiential background.


Thomas W. Bergman; 61 years of age; Chairman on Board of Directors

While perusing a metallurgical engineering program at Michigan State University at Oakland in Rochester, Michigan and GM Institute of Technology in Flint, Michigan, Mr. Bergman worked for several years in the General Motors Experimental Engineering Laboratories as a Chemist, Metallurgist and Physicist in Pontiac, Michigan. Holding a teaching certificate from Weber State University in Commercial Vocational Education, he then worked for Thiokol Chemical Corporation as Senior Instructor of metals to include the Space Shuttle Rocket Motors in Clearfield, Utah and Thiokol's Desert Facility in north west Utah. Mr. Bergman authored some 26 technical instructional manuals in the fields of Machine Shop, Welding, Mechanical Drawing and Agricultural Machinery Repair for the Clearfield Job Corps which was ran by Thiokol Chemical Corporation. He then became Senior Manufacturing Engineer with Murdock Machine Tool and Engineering at their Freeport Center Facility where he was in charge of the engineering for the 2.75 Rocket motor and the As Rock depth charge launcher. For the last twenty-five years Mr. Bergman has been active in manufacturing (holding a U. S. Patent with two patents pending) and development of mining equipment, exotic metals energy application and experimental aircraft. Mr. Bergman spent one year in Kuwait after Desert Storm, developing and writing procedures and methods for fighting oil well fires (including shape charge explosive capping of the burning oil wells). He is presently president of Ester Dome Gold Mines, a Private Company with large gold holdings located in the Tintinac Gold Belt among several major world mining companies in Alaska. He has been a consultant and director of several public companies, and has been president of two public trading companies.


Brian J. Cooper, 41 years of age President and Director

Educated from the University of Maryland on Marketing and Business, experienced in general management, marketing, strategic planning, operations and business development. Mr. Cooper has been a Senior National Marketing Director for an international company in charge of worldwide franchise sales, market development and sales, and has been the key speaker for many motivation-training seminars. He served as CEO to Gold Energy Inc. which worked with large consumers of electrical power, using innovative technology to reduce power consumption. Prior to becoming President to Via-Tek Inc. in February 2001, Mr. Cooper was President of three other corporations, moving two of them through the IPO process. He understands fully how to orchestrate dynamic growth in market share and revenue. He has managed over 200 technical sale specialists in support of sales and marketing functions. Has designed marketing and sales manuals, and supervised scheduling, cost forecasting, production and process engineering.


William C. Elliott; 46 years of age Vice President and Director

Mr. Elliott worked at Thiokol Corporation for twenty-two years in the Aerospace Industry. He has worked as both a Manufacturing Engineer and Quality Engineer. Mr. Elliott is currently a Statistician Specialist; providing design engineering, senior management and customers with component usage and configurations, tractability and manufacturing activities of the Space Shuttle Solid Rocket Motors. He also works on mechanical support of Space Shuttle Certification of Flight Readiness. Prior to his work with Thiokol Corporation, he worked as an Electronic Engineer Assistant developing schematics, logic circuit designs and printed circuit board layouts for military and commercial electronic equipment. He holds an Associate of Science Degree from Snow College and a BSBA from the University of Phoenix.


Cathy Venezia; 41 years of age Secretary, Treasurer and Director

Mrs. Venezia has worked with a tremendously successful group of entrepreneurs based in New York City the past eighteen years. Her longevity with this investment team attests to her talent, skills and resourcefulness in working in a variety of industries and environments. Her business experience includes: Management - Taggart Resource Group, Ltd. President of Taggart Resource Group, Ltd, an international marketing, management and consulting firm based in New York City. Personally managed all key accounts including two publicly traded NASDAQ companies, a number of companies gearing up for IPO's and a dozen smaller privately held concerns including various environmental, medical and technology and biotechnology companies. In addition to her management and marketing work for such clients, she prepares the majority of all securities filings including quarterly and annual reports for the Securities and Exchange Commission.

     Under Delaware Corporation Law and Via-Tek's Articles of Incorporation, Via-Tek's directors will have no personal liability to Via-Tek or its stockholders for monetary damages incurred as the result of the breach or alleged breach by a director of his "duty of care." This provision does not apply to the directors' (i) breach of their duty of loyalty, (ii) acts or omission not in good faith or involving intentional violations of law, (iii) illegal payment of dividends, stock repurchases, or stock redemptions, and
(iv) approval of any transaction from which a director derives an improper personal benefit. Directors may be responsible to Via-Tek's shareholders for damages suffered by Via-Tek or its shareholders as a result of a breach of their fiduciary duty. Insofar as an indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted for directors, officers or persons controlling Via-Tek pursuant to the foregoing provisions, Via-Tek has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

         SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of our common stock held by each of our directors, by each of our principal shareholders and by all of our directors and executive officers as a group. Except as noted, the persons named in the table below have sole voting and investment power over the shares. Information in the table is as of April 19, 2002 prior to the 1:5 reverse split and after the 1:5 reverse split.


Name and Address       No. of Shares      % of shares       No. of Shares     % of Shares
of Beneficial Owner:  Owned Pre-split   Owned Pre-split   Owned Post-split  Owned Post-split

Brian Fisher(4)            12,300,000             69%          2,460,000            69%
17938 67th  Ave.
Surrey, British
Columbia, Canada

Jeri Fisher(1)(2)             200,000              1%             40,000             1%
17938 67th Ave.
Surrey, British
Columbia, Canada

Justin Fisher(3)              221,300              1%             44,260             1%
17938 67th Ave.
Surrey, British
Columbia, Canada

(1) Jeri Fisher is the divorced wife of Brian Fisher
(2) Last known address of Jeri Fisher
(3) Justin Fisher is the son of Brian Fisher
(4) Brian Fisher is Wave Power's President and a Director.

VIA-TEK AND ITS PRODUCTS
-------------------------

     Via-Tek is a research and development company which has developed and has applied for or is in the process of applying for patent protection on two principal concepts. The first is the generation of energy from the extraction of hydrogen by the use of sodium hydrate. The Company and its founder, Thomas Bergman, believe that the process for which they have applied for patent protection is the most efficient means of hydrogen extraction for energy generation because the catalyst-sodium hydrate- is recyclable under a controlled process. Science has known for a long time how to break hydrogen gas out of water by using a chemical reaction, which results from putting an alkaline metal, such as sodium, into water. Via-Tek's research and development team has discovered how to safely create this reaction under controlled conditions by use of a patent pending "Emulsion." The emulsion is injected into a small chemical reaction tank, which is separate from the larger water tank. As the hydrogen gas is extracted from the water in the reaction tank, the water is drained off and replaced with fresh water. This new patent pending process eliminates the heat and the volatility of the reaction. The result is 99.9% pure hydrogen gas that can now be used for either fuel cells or combustion engines. A unique by-product of Via-Tek's Hydrogen Gas Generator is Na HO (Sodium Hydroxide) which can be used to strip carbon dioxide from the ambient air by simply bubbling the air through the sodium hydroxide solution. The ambient air is now clean from CO2. This is significant because this make it possible to efficiently use an alkaline fuel cell, which must be powered by CO2 free air. NASA has been using the Alkaline Fuel Cell since the early sixties because it is more efficient. Via-Tek Inc. makes it possible for the alkaline fuel cell to be used here on earth. Via-Tek Inc. feels the first implementation of the Hydrogen Gas Generator will be the quick retrofit conversion of any combustion engine to run on hydrogen. The Company also has dev eloped and is making conditional patent application for the harmonic wiring of capacitors called an ultra capacitor stack. The Company and Mr. Bergman believe that this unique methodology of wiring and developing capacitors will result in less battery requirements and more consistent battery life. The Company is also working on other non-polluting forms of energy generation for future applications.

     Via-Tek has its corporate headquarters at 1060 South #12 Main, Brigham City, Utah 84302

                   Via-Tek, Inc. Strategic Business Plan
____________________________________________________________________________

6.1 Projected 4 Mo. Expense

    USE OF PROCEEDS: $148,500.00 less 10% commission $135,000.00 net

                     Projected Four (4) Month Expense

Item                 First Month   Second Month   Third Month   Fourth Month
----------------------------------------------------------------------------

Tech Lab Rent        1,000.00      1,000.00       1,000.00      1,000.00

Office Rent            400.00        400.00         400.00        400.00

Patent Fees          2,500.00      2,500.00       2,500.00      2,500.00

Tech Labor           2,500.00      2,500.00       2,500.00      2,500.00

Tech Labor           2,500.00      2,500.00       2,500.00      2,500.00

Office Supervisor    2,500.00      2,500.00       2,500.00      2,500.00

Controller           1,500.00      1,500.00       1,500.00      1,500.00

Tech Materials       3,500.00      3,500.00       3,500.00      3,500.00

Communications         500.00        500.00         500.00        500.00

Fuels                  200.00        200.00         200.00        200.00

Office Materials       200.00        200.00         200.00        200.00

Patents Filings      3,000.00      3,000.00       3,000.00      3,000.00

Software Materials   1,000.00      1,000.00       1,000.00      1,000.00

Accounting           1,000.00      1,000.00       1,000.00      1,000.00

Legal Expense        9,000.00      9,000.00       9,000.00      9,000.00

Insurance              500.00        500.00         500.00        500.00

Travel               1,000.00      1,000.00       1,000.00      1,000.00

Facility Upgrade     3,000.00      3,000.00       4,000.00      5,000.00
                    ----------------------------------------------------

Monthly Totals      35,800.00     31,800.00      32,800.00     33,800.00

                   Four-Month Total......................$134,200.00

                   Via-Tek, Inc. Strategic Business Plan
____________________________________________________________________________

6.2 Projected Two Year Expense

      USE OF PROCEEDS: from $1.7 Funding

      Projected Two Year Research and Development Budget
                  At full Scientific Staffing & Funding

ITEM                               PER MONTH           PER YEAR
----------------------------------------------------------------------------

CITY OFFICES:

City office rent & utilities       1,000.00            12,000.00

City management                    8,000.00            96,000.00

City clerical                      2,500.00            30,000.00

Patents royalty payments           6,000.00            72,000.00

Accounting                         1,000.00            12,000.00

Patent Attorneys                   1,100.00            13,000.00

Phone                              1,000.00            12,000.00

                                --------------      ---------------
Sub Total                        $20,600.00          $247,200.00




                           Page One of Two

                   Via-Tek, Inc. Strategic Business Plan
____________________________________________________________________________

WEST DESERT ENERGY RESEARCH PARK:

ITEM                               PER MONTH           PER YEAR
----------------------------------------------------------------------------

Facilities - 1 year lease          5,000.00            60,000.00

Technology Engineering             8,000.00            96,000.00

Technical Computer, Graphics       5,000.00            60,000.00

Technical Machine Tool             4,000.00            48,000.00

Technical Electrical               4,000.00            48,000.00

Technical Metals                   4,000.00            48,000.00

Technical General Support          3,000.00            36,000.00

Office clerical                    2,000.00            24,000.00

Technical Materials                4,000.00            48,000.00

Contracts, rentals                 1,500.00            18,000.00

Phone                              1,000.00            12,000.00

Fuels                              1,000.00            12,000.00

Utilities                          1,150.00            13,800.00
                                --------------      ---------------
Sub Total                        $43,650.00          $523,800.00



Total City & Research Park       $64,250.00          $771,000.00


Two-year Projected Total: at full staff..............$1,542,000.00

Two-year Projected Total with Commissions: ..........$1,696,200.00


                           Page Two of Two

               Via-Tek, Inc. Strategic Business Plan
_____________________________________________________________________

6.3   Projected Break Even Point
                                                             .
                                                            .
Expense & Income                                           .
                                                          .
                                                         .
$3,000,000                   One Year               Two Years
                                                       .
                                                      .
                                                     .
                                                    .
                                                   .
                                                  .
                                                 .
                          ||                    .
                          ||                   .
                          ||                  .
$1,500,000                ||                 .
                        . ||                .
                      .   ||               .
                    .     ||              .
                  .       ||             .
                .         ||            .
              .           ||           .
            .             ||          .
          .               ||         .
        .                 ||        .
      .                   ||       .
$0  .                     ||      .
  .                       ||     .
_____________________________________________________________________
Time (years)
       Expense       Grant Funding       Licensing Income

               Via-Tek, Inc. Strategic Business Plan
_____________________________________________________________________

6.3.1   Projected Cash Flow
                                                              .
                                                             .
Income                                                      .
                                                           .
                                                          .
$3,000,000                    One Year               Two Years
                                                        .
                                                       .
                                                      .
                                                     .
                                                    .
                                                   .
                                                  .
                           ||                    .
                           ||                   .
                           ||                  .
$1,500,000                 ||                 .
                           ||                .
                           ||               .
                           ||              .
                           ||             .
                           ||            .
                           ||           .
                           ||          .
                           ||         .
                           ||        .
                           ||       .
$0                         ||      .
                           ||     .
_____________________________________________________________________
Time (years)
       Expense       Grant Funding       Licensing Income

THE PRODUCTS:

     Via-Tek's products are focused on environmentally friendly efficient energy sources including hydrogen and electricity from patent pending technologies.

DIVERSIFIED PRODUCT LINE:

     Via-Tek has a diversified product line that is complementary. Resulting synergy will provide Via-Tek with a lower operational cost and will enhanced its ability to effectively serve its prospective clients.

LEGAL PROCEEDINGS:

     Via-Tek is presently not party to any legal proceedings.

SELECTED FINANCIAL DATA

     Set forth below are pro-forma unaudited financials for year ended 2002-2003 for Via-Tek, Inc. The company will file a year-end 2001 audit within 60 days of the official closing of the transaction with Wave Power.

Five for One Reverse Split:

     The Board of Directors of Wave Power intends to implement a 5:1 reverse split of its common stock. The reverse split is being enacted at the behest of the Board of Directors and management of Via-Tek. They have determined that it would be advisable to effect a reverse split that would reduce the number of shares of Wave Power's outstanding common stock in order to increase the trading price of Wave Power's common stock on the OTC Bulletin Board stock exchange and accomplish the acquisition on the terms agreed.

     If a reverse split were to be implemented, the number of shares of Wave Power common stock owned by each stockholder would be reduced in the same proportion as the reduction in the total number of shares outstanding, so that the percentage of the outstanding shares owned by each stockholder would remain unchanged.

     The Board of Directors will be able to determine the most appropriate time to effectuate the reverse split, by filing an amendment to the Company's Articles of Incorporation. The Board of Directors will decide whether to file the amendment based on factors such as prevailing market conditions and prevailing trading prices of the common stock.

REASONS FOR THE REVERSE SPLIT:

     The primary purpose of the reverse split is to combine the outstanding shares of the common stock into a smaller number of shares so that the shares will trade at a significantly higher price per share than their recent trading prices and allow the Company to complete the acquisition as agreed. The Board of Directors believe that the acquisition will breathe new life into the Company through the exciting new technologies developed and being developed by Via-Tek and will enhance overall shareholder value.

     Based upon the above reasons, we believe that having the ability to effectuate the reverse split is in the best interests of the Company and its stockholders. We anticipate that, following the consummation of the reverse split, Wave Power's common stock will trade at a price per share that is proportionately higher than current market prices. However, there can be no assurances that the reverse split, if implemented, will have the desired effect of proportionately raising Wave Powers' common stock price.

     Based on the 17,780,000 shares of common stock outstanding as of April 19, 2002, 3,556,000 shares of common stock would be outstanding as a result of the reverse split.

FRACTIONAL SHARES:

     Implementation of a reverse split will result in some stockholders owning a fractional share of common stock. To avoid such a result, stockholders that would otherwise be entitled to receive a fractional share of Wave Power common stock as a consequence of the reverse split will, instead, receive from Wave Power an additional share of common stock.

EXCHANGE OF STOCK CERTIFICATES:

     Effective Date. The combination of, and reduction in, the number of Wave Power's outstanding shares as a result of the reverse split will occur automatically on the date that the reverse split amendment is filed with the Delaware Secretary of State (the "Effective Date"), without any action on the part of our stockholders and without regard to the date that stock certificates representing the shares prior to the reverse split are physically surrendered for new stock certificates.

     Exchange of Stock Certificates. As soon as practicable after the Effective Date, transmittal forms will be mailed to each holder of record of certificates for shares of Wave Power's common stock to be used in forwarding such certificates for surrender and exchange for certificates representing the number of shares of Wave Power's common stock such stockholder is entitled to receive as a result of the split.


                                   EXHIBITS
                                  ----------

EXHIBIT I      -    Agreement and Plan of Reorganization between Wave Power.Net,
                    Inc. and Via-Tek, Inc. dated  April 25, 2002.

EXHIBIT II     -    December 31, 2001 year end audit for Wave Power.Net, Inc.